Exhibit 21-A





                      JERSEY CENTRAL POWER & LIGHT COMPANY
                         SUBSIDIARIES OF THE REGISTRANT





                                                                    STATE OF
NAME OF SUBSIDIARY                         BUSINESS               ORGANIZATION
------------------                         --------               ------------


JCP&L PREFERRED CAPITAL, INC.        SPECIAL-PURPOSE FINANCE      DELAWARE
  JCP&L CAPITAL, L.P.                SPECIAL-PURPOSE FINANCE      DELAWARE

JCP&L TRANSITION HOLDINGS, INC.      SPECIAL-PURPOSE FINANCE      DELAWARE
  JCP&L TRANSITION, INC.             SPECIAL-PURPOSE FINANCE      DELAWARE
  JCP&L TRANSITION FUNDING LLC       SPECIAL-PURPOSE FINANCE      DELAWARE



Note: JCP&L, along with its affiliates Met-Ed and Penelec, collectively own all of the common stock of Saxton Nuclear Experimental Corporation, a Pennsylvania nonprofit corporation organized for nuclear experimental purposes which is now inactive. The carrying value of the owners' investment has been written down to a nominal value.


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                                                                 Exhibit 21-B





                           METROPOLITAN EDISON COMPANY
                         SUBSIDIARIES OF THE REGISTRANT





                                                                    STATE OF
NAME OF SUBSIDIARY                         BUSINESS               ORGANIZATION
------------------                         --------               ------------


YORK HAVEN POWER COMPANY             HYDROELECTRIC GENERATION     NEW YORK

MET-ED PREFERRED CAPITAL, INC.       SPECIAL-PURPOSE FINANCE      DELAWARE
  MET-ED CAPITAL, L.P.               SPECIAL-PURPOSE FINANCE      DELAWARE

MET-ED PREFERRED CAPITAL II, INC.    SPECIAL-PURPOSE FINANCE      DELAWARE
  MET-ED CAPITAL II, L.P.            SPECIAL-PURPOSE FINANCE      DELAWARE
  MET-ED CAPITAL TRUST               SPECIAL-PURPOSE FINANCE      DELAWARE



Note: Met-Ed, along with its affiliates JCP&L and Penelec, collectively own all of the common stock of Saxton Nuclear Experimental Corporation, a Pennsylvania nonprofit corporation organized for nuclear experimental purposes which is now inactive. The carrying value of the owners' investment has been written down to a nominal value.


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                                                                 Exhibit 21-C





                          PENNSYLVANIA ELECTRIC COMPANY
                         SUBSIDIARIES OF THE REGISTRANT




                                                                    STATE OF
NAME OF SUBSIDIARY                         BUSINESS               ORGANIZATION
------------------                         --------               ------------


NINEVEH WATER COMPANY                WATER SERVICE                PENNSYLVANIA

THE WAVERLY ELECTRIC LIGHT           ELECTRIC DISTRIBUTION        PENNSYLVANIA
 AND POWER COMPANY

PENELEC PREFERRED CAPITAL, INC.      SPECIAL-PURPOSE FINANCE      DELAWARE
  PENELEC CAPITAL, L.P.              SPECIAL-PURPOSE FINANCE      DELAWARE

PENELEC PREFERRED CAPITAL II, INC.   SPECIAL-PURPOSE FINANCE      DELAWARE
  PENELEC CAPITAL II, L.P.           SPECIAL-PURPOSE FINANCE      DELAWARE
  PENELEC CAPITAL TRUST              SPECIAL-PURPOSE FINANCE      DELAWARE



Note: Penelec, along with its affiliates JCP&L and Met-Ed, collectively own all of the common stock of Saxton Nuclear Experimental Corporation, a Pennsylvania nonprofit corporation organized for nuclear experimental purposes which is now inactive. The carrying value of the owners' investment has been written down to a nominal value.